Exhibit 10.38

EXECUTION COPY

OMNIBUS CONSENT AND AMENDMENT NO. 3

TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This OMNIBUS CONSENT AND AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of November 24, 2009 is entered into among JWPR CORPORATION (“JWPR”), as Seller and Servicer, LIBERTY STREET FUNDING LLC (“Liberty”), as the sole Conduit, and THE BANK OF NOVA SCOTIA, as agent (in such capacity, the “Agent”) and as the sole Financial Institution (in such capacity, the “Financial Institution” and together with the Conduit, the “Purchasers”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Receivables Purchase Agreement” referred to below.

PRELIMINARY STATEMENTS

Reference is made to (i) the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008, among JWPR, Liberty, the Agent, the Managing Agents and the Financial Institutions from time to time party thereto (as amended, restated, supplemented or modified from time to time, the “Receivables Purchase Agreement”), (ii) the Amended and Restated Receivables Sale Agreement dated as of December 10, 2009, between JDI and JWPR (as amended, restated, supplemented or modified from time to time, the “JDI Receivables Sale Agreement”) and (iii) the Receivables Sale Agreement dated as of December 10, 2009, between JD-Canada and JWPR (as amended, restated, supplemented or modified from time to time, the “JD-Canada Receivables Sale Agreement”, and together with the JDI Receivables Sale Agreement, the “Receivables Sale Agreements”).

In consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the parties hereto agree that the Receivables Purchase Agreement is hereby amended as follows:

(a) Section 7.1(b) of the Receivables Purchase Agreement is hereby amended to add new clause (vi) as follows:

(vi) Appointment of Independent Director. The decision to appoint a new director of the Seller as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”

(b) Clause (M) of Section 7.1(i) of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(M) maintain its corporate charter in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) its corporate charter, at all times from and after February 19, 2010, that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to the Agent of the replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that the Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Director” and the Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of “Independent Director;”

(c) Clause (l) of Section 9.1 of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(l) JDI shall at any time fail to perform or observe any of the terms or provisions set forth in Article V (Financial Covenants) of the Credit Agreement as in effect from time to time; provided, that, for solely purposes of this Section 9.1(l) no amendment, modification or waiver after November 24, 2009, of any term or provision set forth in Article V (Financial Covenants) (or any defined term used therein) of the Credit Agreement shall be effective for purposes of this Section 9.1(l) without the consent of the Agent and the Required Financial Institutions.

(d) Section 9.1 of the Receivables Purchase Agreement is hereby amended to add new clause (n) as follows:

(n) Any Person shall be appointed as an Independent Director of the Seller without prior notice thereof having been given to the Agent in accordance with Section 7.1(b)(vi) or without the written acknowledgement by the Agent that such Person conforms, to the satisfaction of the Agent, with the criteria set forth in the definition herein of “Independent Director.”

(e) The definition of “Change of Control” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Change of Control” means any of the following:

(i)(x) the Permitted Holders shall fail to own, directly or indirectly, with full power to vote or to direct the voting of more than 35% of the voting stock of the Relevant Parent Entity or (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than one or more Permitted Holders, shall own, directly or indirectly, with full power to vote or to direct the voting of more than 35% of the voting stock of the Relevant Parent Entity,

(ii) the Relevant Parent Entity shall at any time cease to own, directly or indirectly, all of the issued and outstanding capital stock of JDI (except for one (1) share),

(iii) a majority of the board of directors of Holdco (the “Board”) shall cease for any reason to consist of (A) individuals who were serving as directors of Holdco as of November 24, 2009 and (B) individuals who subsequently become members of the Board if such individuals’ nomination for election or election to the Board is recommended or approved by a majority of the Board or the Permitted Holders,

(iv) a “Change of Control” (or any comparable term) , as defined in the Senior Note Indenture or in any financing documentation relating to any (x) unsecured Indebtedness of JDI or any other Term Borrower evidenced by any senior notes, other senior debt securities, or other senior indebtedness or (y) subordinated notes, other subordinated debt securities or other subordinated indebtedness subordinated in right of payment to the Obligations under the Credit Agreement with an aggregate outstanding principal amount exceeding $45,000,000 shall occur, or

(v) JDI shall at any time cease to own, directly or indirectly, all of the issued and outstanding capital stock of each of the Originators and Seller;

provided that the event described in clause (v) hereof shall not constitute a “Change of Control” hereunder if such event relates to the ownership of an Originator and, at or prior to the time of such event, JDI or the applicable Originator shall have repurchased all of the then outstanding Receivables that shall have been originated by such Originator. As used herein, the term “Relevant Parent Entity” means (i) Holdco so long as Holdco is not a Subsidiary of a Parent Entity, and (ii) any Parent Entity so long as Holdco is a Wholly-Owned Subsidiary thereof and such Parent Entity is not a Subsidiary of any other Parent Entity. For purposes of this definition, the definitions of “Senior Note Indenture”, “Indebtedness” and “Obligations” shall have the meaning assigned to such terms in the Credit Agreement without giving effect to any amendments or other modifications thereto entered after November 24, 2009.

(f) The definition of “Credit Agreement” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Credit Agreement” means that certain the Credit Agreement dated as of November 24, 2009, among JDI, the other borrowers from time to time party thereto, Holdco, certain financial institutions from time to time party thereto as lenders or agents, and Citibank, N.A., as administrative agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

(g) The definition of “Independent Director” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Independent Director” shall mean a member of the board of directors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director of the Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Servicer, Originator, or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) (A) is acting as an Independent Director of the Seller as of November 24, 2009, or (B) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

(h) Exhibit I to the Receivables Purchase Agreement is hereby amended to insert the definitions of “CD&R Group”, “Management Investors”, “Parent Entity”, “Permitted Holders’ and “Wholly-Owned Subsidiary” in proper alphabetical order, as follows:

“CD&R Group” means (a) Clayton, Dubilier & Rice, Inc., and any successor in interest thereto, (b) any of Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Associates VIII, Ltd., CDR Jaguar Investor Company, LLC, CDR F&F Jaguar Investor, LLC and their respective successors in interest, (c) any investment fund or vehicle managed, sponsored or advised by CD&R or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle, and (d) any limited or general partners of, or other investors in, any entity described in (b) above or any Affiliate thereof, or any such investment fund or vehicle.

“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of JDI or any of its Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Holdco.

“Parent Entity” means any Person of which Holdco becomes a direct or indirect Wholly-Owned Subsidiary after November 24, 2009 that is designated by JDI as a “Parent Entity,” provided that (i) immediately before Holdco first becomes a Subsidiary of such Person, such Person is a direct or indirect Wholly-Owned Subsidiary of Holdco, and Holdco becomes a Subsidiary of such Person pursuant to a merger of another Subsidiary with Holdco in which the voting stock of Holdco is exchanged for or converted into voting stock of such surviving Person (or the right to receive such voting stock), (ii) immediately after Holdco first becomes a Subsidiary of such Person, more than 50% of the voting stock of such Person shall be held by one or more Persons that held more than 50% of the voting stock of Holdco or a Parent Entity of Holdco immediately prior to Holdco first becoming such Subsidiary, or (iii) immediately after Holdco first becomes a Wholly-Owned Subsidiary of such Person, Permitted Holders own the requisite percentage of the voting stock of such Person as is necessary to ensure that a Change of Control has not taken place.

“Permitted Holders” means (a) any member of the CD&R Group (in the case of any limited partners of, or other investors in, the CD&R Group, for purposes of the definition of “Change of Control”, the beneficial ownership of the voting stock of Holdco or any Parent Entity of such limited partner or other investor shall be limited to the extent of any voting stock of Holdco or such Parent Entity, or any interest therein, held by such Person that such Person shall have received by way of a dividend or distribution from a member of the CD&R Group); (b) any member of the Johnson Family Group, (c) any Management Investors and (d) any Person acting in the capacity of an underwriter in connection with a public or private offering of Stock of Holdco or any of its Subsidiaries or of any Parent Entity; provided, that any such underwriter shall cease to be a Permitted Holder on the date that is forty-five (45) days after the effective date of such public or private offering.

“Wholly-Owned Subsidiary” means any Subsidiary of JDI, Holdco or a Parent Entity, all of the stock of which (other than director’s qualifying shares or such other de minimus portion thereof to the extent required by law) is owned by JDI, Holdco or a Parent Entity, either directly or indirectly through one or more Wholly Owned Subsidiaries.

(i) Exhibit I to the Receivables Purchase Agreement is hereby amended to delete the definition of “Leverage Ratio” in its entirety.

SECTION 2. Consent – Name Changes. Notwithstanding the requirement set forth Section 4.2(a) of each Receivables Sale Agreement to provide at least a 45-day notice prior to the effective date of any name change, the parties hereby agree that, within 90 days from the date hereof, (i) JDI shall be permitted to change its name from “JohnsonDiversey, Inc.” to “Diversey, Inc.” and (ii) JD-Canada shall be permitted to change its name from “JohnsonDiversey Canada, Inc.” to “Diversey Canada, Inc.” upon giving the Agent three day’s prior notice. The Originators shall otherwise be required to comply with all the other requirements set forth in Section 4.2 of each Receivables Sale Agreement in connection with the name changes referenced in the preceding sentence.

SECTION 3. Representations and Warranties.

(a) JWPR represents and warrants that this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) By its acknowledgment below, JWPR represents and warrants that on the date hereof, before and after giving effect to this Amendment, (i) no Amortization Event or Potential Amortization Event has occurred and is continuing, (ii) the Purchaser Interests of the Purchasers do not exceed the Maximum Purchaser Percentage, (iii) the Net Receivables Balance is at least equal to 103% of the sum of (x) the Aggregate Capital, plus (y) the Aggregate Reserves and (iv) each of the representations and warranties of JWPR set forth in the Receivables Purchase Agreement is true and correct in all material respects.

SECTION 4. Conditions Precedent. This Amendment shall become effective on and as of the date hereof (the “Effective Date”) subject to the satisfaction of the following conditions precedent:

(a) the Agent shall have received duly executed counterpart signature pages to this Amendment from each party hereto; and

(b) the Agent shall have received duly executed counterpart signature pages to the Intercreditor Agreement dated as of the date hereof among JDI, JD-Canada, JWPR, the Agent, the Purchasers and Citibank, N.A., from each party thereto.

SECTION 5. Reference to and Effect on the Transaction Documents.

(a) Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended or otherwise modified hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby.

(b) Except as specifically amended or modified above, the terms and conditions of the Receivables Purchase Agreement, all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Purchaser under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 6. Reaffirmation of Performance Undertaking. JohnsonDiversey, Inc. (i) reaffirms all of its obligations under the Performance Undertakings, (ii) acknowledges that the Agent, as a party to the Receivables Purchase Agreement, enjoys the benefits of each Performance Undertaking, and (iii) acknowledges and agrees that each Performance Undertaking remains in full force and effect (including, without limitation, after giving effect to this Amendment).

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 10. Fees and Expenses. JWPR, as Seller, hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Agent or the Purchasers in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent or the Purchasers with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

JWPR CORPORATION

By:	/s/ Lori P. Marin
Name: Lori P. Marin
Title: Vice President

Omnibus Consent and Amendment No. 3 to

Third Amended and Restated Receivables Purchase Agreement

LIBERTY STREET FUNDING LLC, as a Conduit

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Financial Institution and Managing Agent

By:	/s/ Darren Ward
Name: Darren Ward
Title: Director

Omnibus Consent and Amendment No. 3 to

Third Amended and Restated Receivables Purchase Agreement